Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP October 23, 2024

Ameriprise Financial Reports
Third Quarter 2024 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q3 2024		Q3 2024
GAAP	$5.00	GAAP	40.1%
Adjusted Operating	$8.10	Adjusted Operating	49.6%
Adjusted Operating, excluding unlocking and severance expense	$9.02	Adjusted Operating, excluding unlocking	50.7%

•Third quarter adjusted operating earnings per diluted share increased 17 percent to $9.02 excluding unlocking and severance expense associated with the company’s initiatives to enhance operational efficiency and effectiveness.
•Third quarter GAAP net income per diluted share was
$5.00 compared to $8.14 a year ago, primarily from market impacts on the valuation of derivatives and market risk benefits.
•Assets under management and administration reached
$1.5 trillion, up 22 percent from strong client net inflows
and market appreciation.
•Adjusted operating net revenues increased 11 percent from organic growth, strong equity markets and higher spread revenues.
•General and administrative expenses continued to be well managed and demonstrate the company’s focus on operational efficiency and effectiveness.
•Pretax adjusted operating margin was 27 percent(2) and adjusted operating return on equity was 51 percent(3).
•The company returned $713 million of capital to shareholders in the quarter, demonstrating its balance sheet strength and strong free cash flow generation.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered another very good quarter further demonstrating the strength of our client and advisor value propositions, complementary businesses, and strategic focus.

We’re generating strong revenue and earnings growth across our business. With the positive market environment and our planning expertise, clients are investing more broadly. Flows into fee-based investment advisory accounts increased significantly, transactional activity remained strong and advisor productivity reached another new high.

Across the firm, we continue to drive operating efficiencies while investing for growth. Our financial strength and free cash flow generation remain key differentiators and provide flexibility as we navigate market cycles and consistently generate strong results and return capital to shareholders.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Excludes unlocking and severance.
(3) Excludes unlocking. Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes.

Ameriprise Financial, Inc.
Third Quarter Summary
	Quarter Ended September 30,		% Better/ (Worse)	Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
GAAP net income	$511	$872	(41)%	$2,330	$2,179	7%
Adjusted operating earnings	$828	$745	11%	$2,588	$2,350	10%
Adjusted operating earnings excluding unlocking (see reconciliation on p. 24 & 25)	$902	$823	10%	$2,662	$2,428	10%
Adjusted operating earnings excluding unlocking and severance expense (see reconciliation on p. 24 & 25)	$921	$829	11%	$2,705	$2,434	11%

GAAP net income per diluted share	$5.00	$8.14	(39)%	$22.53	$20.08	12%
Adjusted operating earnings per diluted share	$8.10	$6.96	16%	$25.03	$21.66	16%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation on p. 24 & 25)	$8.83	$7.68	15%	$25.74	$22.38	15%
Adjusted operating earnings per diluted share excluding unlocking and severance expense (see reconciliation on p. 24 & 25)	$9.02	$7.74	17%	$26.15	$22.43	17%

GAAP Return on Equity, ex. AOCI	40.1%	44.4%		40.1%	44.4%
Adjusted Operating Return on Equity, ex. AOCI	49.6%	48.4%		49.6%	48.4%
Adjusted Operating Return on Equity, ex. AOCI and unlocking (see reconciliation on p. 29)	50.7%	49.6%		50.7%	49.6%

GAAP Equity, ex. AOCI	$6,816	$6,665	2%	$6,816	$6,665	2%
Available Capital for Capital Adequacy (see reconciliation on p. 27)	$5,523	$5,247	5%	$5,523	$5,247	5%

Weighted average common shares outstanding:
Basic	100.4	104.9		101.6	106.4
Diluted	102.2	107.1		103.4	108.5

Third quarter 2024 GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, while the prior year quarter included favorable market impacts on the valuation of derivatives and market risk benefits.

The company completed its annual actuarial assumption update in the quarter, which resulted in an unfavorable after-tax impact of $74 million or $0.73 per share. This was primarily related to updated persistency assumptions for variable annuities.

In addition, adjusted operating after-tax results included severance expenses of $19 million in the third quarter of 2024 and $43 million on a year-to-date basis. Severance was related to the company’s initiatives to enhance operational efficiency and effectiveness to further strengthen the client experience and future profitability.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$2,742	$2,407	14%

Distribution expenses	1,488	1,253	(19)%
Interest and debt expense	9	6	(50)%
General and administrative expenses	419	419	—%
Adjusted operating expenses	1,916	1,678	(14)%
Pretax adjusted operating earnings	$826	$729	13%

Pretax adjusted operating margin	30.1%	30.3%	(20) bps

	Quarter Ended September 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2024	2023
Total client assets	$1,024	$816	26%
Total client net flows	$8.6	$8.9	(3)%
Wrap net flows	$8.0	$5.4	48%
AWM cash balances	$40.1	$40.5	(1)%
Adjusted operating net revenue per advisor (TTM in thousands)	$997	$901	11%

Advice & Wealth Management continued to demonstrate profitable organic growth with record high pretax adjusted operating earnings of $826 million and margins exceeded 30 percent driven by core business growth, as well as higher sustainable net investment income at the bank.

Adjusted operating net revenues increased 14 percent to $2.7 billion from growth in client assets, increased transactional activity and 6 percent growth in net investment income at the bank.

Adjusted operating expenses increased 14 percent to $1.9 billion compared to a year ago. General and administrative expenses were unchanged at $419 million. Excluding the $20 million regulatory accrual a year ago, general and administrative expenses grew 5 percent, primarily from volume-related expenses due to business growth.

Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals across market cycles.
•Total client assets grew 26 percent to an all-time high of $1.0 trillion, with wrap assets up 28 percent to $569 billion.
•Wrap flows grew to $8.0 billion or a 6 percent annualized flow rate, an early indication of client preferences returning to advisory products.
•Transactional activity increased 19 percent with strong growth across all product areas.
•Total client cash was $83 billion, up $10.5 billion from a year ago. In the quarter, growth in third-party money market funds was partially offset by declines in term products such as brokered CDs and certificates.
•Client cash sweep balances were stable at approximately $28 billion.
•Bank assets grew 7 percent to $23.2 billion, providing sustainable net investment income in this forecasted lower rate environment.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $997,000, up 11 percent from enhanced productivity, business growth and market appreciation.
•Advisor headcount increased to 10,368, which reflects the addition of 71 experienced advisors in the quarter and continued strong advisor retention.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$882	$826	7%

Distribution expenses	250	234	(7)%
Amortization of deferred acquisition costs	2	1	NM
Interest and debt expense	2	2	—%
General and administrative expenses	383	390	2%
Adjusted operating expenses	637	627	(2)%
Pretax adjusted operating earnings	$245	$199	23%

Net pretax adjusted operating margin (1)	40.9%	35.7%

	Quarter Ended September 30,		% Better/ (Worse)
(in billions)	2024	2023
Total segment AUM	$672	$587	14%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(2.7)	$(3.8)	29%
Model delivery AUA flows (2)	1.2	0.2	NM
Total retail net AUM flows and model delivery AUA flows (2)	(1.5)	(3.6)	58%

Global Institutional net AUM flows, ex. legacy insurance partners	—	0.5	NM

Legacy insurance partners AUM flows	(0.9)	(0.9)	—%
Total Net AUM and AUA flows (2)	$(2.4)	$(4.0)	40%

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues grew 7 percent to $882 million and pretax adjusted operating earnings increased 23 percent to $245 million. Financial results reflected equity market appreciation and the positive impact from expense management actions, which more than offset the cumulative impact of net outflows. Net pretax adjusted operating margin was 41 percent and above the company’s targeted range.

Adjusted operating expenses increased 2 percent. General and administrative expenses improved 2 percent from a year ago, reflecting initial benefits from the company’s initiatives to enhance operational efficiency and effectiveness to further strengthen the client experience and future profitability.

Total assets under management increased 14 percent to $672 billion. The underlying fee rate remained stable.

Total net outflows improved 40 percent to $2.4 billion and included $0.9 billion of outflows related to legacy insurance partners. Retail and model delivery net outflows were $1.5 billion, representing a $2.1 billion improvement from the prior year from stronger gross sales in both North America and EMEA, as well as strong model delivery net inflows.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Adjusted operating net revenues	$973	$876	11%
Adjusted operating expenses	855	776	(10)%
Pretax adjusted operating earnings (including unlocking)	$118	$100	18%
Unlocking	(90)	(104)	13%
Pretax adjusted operating earnings excluding unlocking	$208	$204	2%

Retirement & Protection Solutions pretax adjusted operating earnings excluding unlocking increased 2 percent to $208 million or $603 million on a year-to-date basis. The strong and consistent performance of the business reflects the benefit from stronger interest earnings and higher equity markets partially offset by higher distribution expenses associated with continued strong sales levels. These high-quality books of business continued to generate strong free cash flow and return on capital with a differentiated risk profile.

Retirement & Protection Solutions sales increased 15 percent to $1.4 billion fueled by Advice & Wealth Management client demand for structured variable annuities and variable universal life products.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
Corporate & Other	$(145)	$(74)	(96)%
Closed Blocks (1)	2	2	—%
Pretax adjusted operating earnings	$(143)	$(72)	(99)%
Unlocking	(4)	5	NM
Pretax adjusted operating earnings excluding unlocking	$(139)	$(77)	(81)%

Long Term Care excluding unlocking	$13	$5	NM
Fixed Annuities excluding unlocking	(7)	(8)	13%
Pretax adjusted operating earnings excluding unlocking	$6	$(3)	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $145 million, of which $56 million was related to $34 million of severance and severance program expenses, as well as $22 million of expenses to accelerate the firm’s transition to cloud-based technology platforms, higher compensation accruals related to strong performance and mark-to-market impacts on share-based compensation.

Long Term Care pretax adjusted operating earnings excluding unlocking were $13 million, or $41 million year-to-date, a continuation of an improved performance trend.

Fixed Annuities pretax adjusted operating loss excluding unlocking was in line with expectations at $7 million.

Taxes
The operating effective tax rate decreased to 20.8 percent for the third quarter and 20.1 percent on a year-to-date basis. The effective tax rate is expected to be in the 20 to 21 percent range for the full year.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements estimating the financial impacts and future profitability arising from the company’s initiatives to enhance operational efficiency and effectiveness;

•statements about higher sustainable net investment income at the bank and the forecast for a lower rate environment;
•statements about continued improved performance of long term care operating earnings;
•statements estimating the expected full year 2024 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended September 30, 2024.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,573	$2,287	13%	$2,456	5%
Distribution fees	513	463	11%	505	2%
Net investment income	934	809	15%	921	1%
Premiums, policy and contract charges	409	390	5%	381	7%
Other revenues	131	127	3%	129	2%
Total revenues	4,560	4,076	12%	4,392	4%
Banking and deposit interest expense	163	151	(8)%	172	5%
Total net revenues	4,397	3,925	12%	4,220	4%

Expenses
Distribution expenses	1,539	1,297	(19)%	1,450	(6)%
Interest credited to fixed accounts	118	139	15%	185	36%
Benefits, claims, losses and settlement expenses	430	120	NM	331	(30)%
Remeasurement (gains) losses of future policy benefit reserves	(22)	(12)	83%	(8)	NM
Change in fair value of market risk benefits	566	168	NM	110	NM
Amortization of deferred acquisition costs	59	62	5%	61	3%
Interest and debt expense	87	84	(4)%	83	(5)%
General and administrative expense	975	950	(3)%	957	(2)%
Total expenses	3,752	2,808	(34)%	3,169	(18)%
Pretax income	645	1,117	(42)%	1,051	(39)%
Income tax provision	134	245	(45)%	222	(40)%
Net income	$511	$872	(41)%	$829	(38)%

Earnings per share
Basic earnings per share	$5.09	$8.31		$8.16
Earnings per diluted share	$5.00	$8.14		$8.02

Weighted average common shares outstanding
Basic	100.4	104.9		101.6
Diluted	102.2	107.1		103.4

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$565,152	$440,703	28%	$531,268	6%
Asset Management AUM	672,110	587,171	14%	641,880	5%
Corporate AUM	523	349	50%	490	7%
Eliminations	(45,839)	(37,795)	(21)%	(44,136)	(4)%
Total Assets Under Management	1,191,946	990,428	20%	1,129,502	6%
Total Assets Under Administration	314,173	242,336	30%	298,468	5%
Total AUM and AUA	$1,506,119	$1,232,764	22%	$1,427,970	5%

S&P 500
Daily average	5,546	4,456	24%	5,253	6%
Period end	5,762	4,288	34%	5,460	6%

Weighted Equity Index (WEI) (1)
Daily average	3,528	2,903	22%	3,358	5%
Period end	3,664	2,788	31%	3,456	6%

Common shares
Beginning balance	98.4	102.8	(4)%	99.6	(1)%
Repurchases	(1.3)	(1.5)	13%	(1.3)	—%
Issuances	0.2	0.3	(33)%	0.1	NM
Other	(0.1)	(0.2)	50%	—	—%
Total common shares outstanding	97.2	101.4	(4)%	98.4	(1)%
Restricted stock units	2.5	2.6	(4)%	2.6	(4)%
Total basic common shares outstanding	99.7	104.0	(4)%	101.0	(1)%
Total potentially dilutive shares	1.9	2.2	(14)%	1.8	6%
Total diluted shares	101.6	106.2	(4)%	102.8	(1)%

Capital Returned to Shareholders
Dividends paid	$150	$143	5%	$151	(1)%
Common stock share repurchases	563	520	8%	542	4%
Total Capital Returned to Shareholders	$713	$663	8%	$693	3%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,451	$1,228	18%	$1,361	7%
Financial planning fees	111	102	9%	110	1%
Transaction and other fees	97	94	3%	100	(3)%
Total management and financial advice fees	1,659	1,424	17%	1,571	6%
Distribution fees:
Mutual funds	209	184	14%	199	5%
Insurance and annuity	266	226	18%	260	2%
Off-Balance sheet brokerage cash	32	58	(45)%	40	(20)%
Other products	107	84	27%	109	(2)%
Total distribution fees	614	552	11%	608	1%
Net investment income	554	517	7%	560	(1)%
Other revenues	78	65	20%	77	1%
Total revenues	2,905	2,558	14%	2,816	3%
Banking and deposit interest expense	163	151	(8)%	172	5%
Adjusted operating total net revenues	2,742	2,407	14%	2,644	4%

Expenses
Distribution expenses	1,488	1,253	(19)%	1,403	(6)%
Interest and debt expense	9	6	(50)%	10	10%
General and administrative expense	419	419	—%	409	(2)%
Adjusted operating expenses	1,916	1,678	(14)%	1,822	(5)%
Pretax adjusted operating earnings	$826	$729	13%	$822	—%

Pretax adjusted operating margin	30.1%	30.3%		31.1%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

AWM Total Client Assets	$1,024,467	$816,019	26%	$972,135	5%

Total Client Flows	$8,613	$8,901	(3)%	$6,604	30%

Total Wrap Accounts
Beginning assets	$534,990	$454,689	18%	$521,722	3%
Net flows	7,992	5,391	48%	7,521	6%
Market appreciation (depreciation) and other	26,072	(16,019)	NM	5,747	NM
Total wrap ending assets	$569,054	$444,061	28%	$534,990	6%

Advisory wrap account assets ending balance (1)	$563,438	$439,341	28%	$529,642	6%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,633	$2,554	3%	$2,279	16%
On-balance sheet - bank	21,731	20,970	4%	21,466	1%
On-balance sheet - certificate	11,998	12,612	(5)%	12,526	(4)%
Total on-balance sheet	$36,362	$36,136	1%	$36,271	—%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$3,714	$4,347	(15)%	$4,359	(15)%
Total brokerage cash & certificates balances	$40,076	$40,483	(1)%	$40,630	(1)%

Gross Fee Yield
On-balance sheet - broker dealer	5.27%	5.30%		5.34%
On-balance sheet - bank	5.02%	4.97%		5.15%
On-balance sheet - certificates	5.63%	5.40%		5.66%
Off-balance sheet - broker dealer	3.28%	4.28%		3.08%

Financial Advisors
Employee advisors	2,212	2,104	5%	2,236	(1)%
Franchisee advisors	8,156	8,154	—%	8,156	—%
Total financial advisors	10,368	10,258	1%	10,392	—%

Advisor Retention
Employee	92.5%	92.2%		93.2%
Franchisee	92.5%	92.8%		92.6%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$540	$499	8%	$522	3%
Institutional	143	148	(3)%	140	2%
Model delivery (1)	21	17	24%	21	—%
Transaction and other fees	52	50	4%	52	—%
Revenue from other sources (2)	4	3	33%	3	33%
Total management and financial advice fees	760	717	6%	738	3%
Distribution fees:
Mutual funds	57	53	8%	56	2%
Insurance and annuity	41	39	5%	40	3%
Total distribution fees	98	92	7%	96	2%
Net investment income	17	10	70%	12	42%
Other revenues	7	7	—%	2	NM
Total revenues	882	826	7%	848	4%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	882	826	7%	848	4%

Expenses
Distribution expenses	250	234	(7)%	244	(2)%
Amortization of deferred acquisition costs	2	1	NM	1	NM
Interest and debt expense	2	2	—%	1	NM
General and administrative expense	383	390	2%	384	—%
Adjusted operating expenses	637	627	(2)%	630	(1)%
Pretax adjusted operating earnings	$245	$199	23%	$218	12%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$882	$826	7%	$848	4%
Distribution pass through revenues	(198)	(186)	(6)%	(192)	(3)%
Subadvisory and other pass through revenues	(104)	(96)	(8)%	(98)	(6)%
Net adjusted operating revenues	$580	$544	7%	$558	4%

Pretax adjusted operating earnings	$245	$199	23%	$218	12%
Adjusted operating net investment income	(17)	(10)	(70)%	(12)	(42)%
Amortization of intangibles	9	5	80%	4	NM
Net adjusted operating earnings	$237	$194	22%	$210	13%

Pretax adjusted operating margin	27.8%	24.1%		25.7%
Net pretax adjusted operating margin (3)	40.9%	35.7%		37.6%

Total Performance fees (4)
Performance fees	$—	$7	NM	$2	NM
General and administrative expense related to performance fees	—	1	NM	1	NM
Net performance fees	$—	$6	NM	$1	NM

(1) Prior period amounts have been reclassified from Institutional to conform to current year presentation.
(2) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(3) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(4) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$347,460	$327,420	6%	$349,567	(1)%
Inflows	13,129	11,223	17%	12,536	5%
Outflows	(15,724)	(15,166)	(4)%	(18,658)	16%
Net VP/VIT fund flows	(1,741)	(1,216)	(43)%	(1,607)	(8)%
Net new flows	(4,336)	(5,159)	16%	(7,729)	44%
Reinvested dividends	1,579	1,320	20%	1,758	(10)%
Net flows	(2,757)	(3,839)	28%	(5,971)	54%
Distributions	(1,770)	(1,514)	(17)%	(2,099)	16%
Market appreciation (depreciation) and other	15,521	(8,478)	NM	5,889	NM
Foreign currency translation (1)	3,965	(3,419)	NM	74	NM
Total ending assets	362,419	310,170	17%	347,460	4%
% of total retail assets sub-advised	16.2%	16.0%		16.0%

Global Institutional
Beginning assets	294,420	289,178	2%	302,510	(3)%
Inflows (2)	8,168	8,404	(3)%	10,273	(20)%
Outflows (2)	(8,989)	(8,809)	(2)%	(16,360)	45%
Net flows	(821)	(405)	NM	(6,087)	87%
Market appreciation (depreciation) and other (3)	7,840	(4,607)	NM	(2,117)	NM
Foreign currency translation (1)	8,252	(7,165)	NM	114	NM
Total ending assets	309,691	277,001	12%	294,420	5%

Total managed assets	$672,110	$587,171	14%	$641,880	5%

Total AUM net flows	$(3,578)	$(4,244)	16%	$(12,058)	70%

Legacy insurance partners flows	$(869)	$(950)	9%	$(9,104)	90%

Total Assets Under Advisement (4)	$33,297	$26,756	24%	$31,980	4%
Model delivery AUA flows (5)	$1,212	$213	NM	$923	31%

Total AUM and AUA Flows (5)	(2,366)	(4,031)	41%	(11,135)	79%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Total Managed Assets by Type
Equity	$353,812	$299,078	18%	$340,206	4%
Fixed income	243,533	214,839	13%	226,655	7%
Money market	21,672	22,719	(5)%	22,759	(5)%
Alternative	33,303	33,602	(1)%	33,187	—%
Hybrid and other	19,790	16,933	17%	19,073	4%
Total managed assets by type	$672,110	$587,171	14%	$641,880	5%

Average Managed Assets by Type (1)
Equity	$347,466	$313,909	11%	$336,469	3%
Fixed income	235,845	222,745	6%	228,662	3%
Money market	22,213	22,583	(2)%	22,540	(1)%
Alternative	33,388	34,797	(4)%	33,014	1%
Hybrid and other	19,457	17,533	11%	18,759	4%
Total average managed assets by type	$658,369	$611,567	8%	$639,444	3%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	3 Qtr 2024

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	40%	69%	78%	86%
Fixed Income	88%	71%	81%	95%
Asset Allocation	90%	57%	89%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	118	73	87	103

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Institutional 3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 09/30/24. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 4 received a 5-star Overall Rating and 42 received a 4-star Overall Rating. Out of 139 Threadneedle funds rated (based on highest-rated share class), 21 received a 5-star Overall Rating and 51 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2024 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$196	$186	5%	$189	NM
Distribution fees	106	101	5%	104	NM
Net investment income	281	215	31%	266	NM
Premiums, policy and contract charges	388	372	4%	367	NM
Other revenues	2	2	—%	2	—%
Total revenues	973	876	11%	928	NM
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	973	876	11%	928	NM

Expenses
Distribution expenses	131	117	(12)%	129	(2)%
Interest credited to fixed accounts	92	94	2%	93	1%
Benefits, claims, losses and settlement expenses	253	168	(51)%	226	(12)%
Remeasurement (gains) losses of future policy benefit reserves	(25)	(10)	NM	(5)	NM
Change in fair value of market risk benefits	257	259	1%	142	(81)%
Amortization of deferred acquisition costs	57	57	—%	57	—%
Interest and debt expense	11	12	8%	12	8%
General and administrative expense	79	79	—%	78	(1)%
Adjusted operating expenses	855	776	(10)%	732	(17)%
Pretax adjusted operating earnings	$118	$100	18%	$196	NM

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$84,534	$78,549	8%	$84,042	1%
Deposits	1,231	1,087	13%	1,364	(10)%
Withdrawals and terminations	(2,190)	(1,736)	(26)%	(2,127)	(3)%
Net flows	(959)	(649)	(48)%	(763)	(26)%
Investment performance and interest credited	4,078	(2,816)	NM	1,255	NM
Total ending balance - contract accumulation values	$87,653	$75,084	17%	$84,534	4%

Variable annuities fixed sub-accounts	$3,837	$4,395	(13)%	$3,935	(2)%

Life Insurance In Force	$198,198	$198,527	—%	$198,340	—%

Net Amount at Risk (Life)	$37,895	$37,917	—%	$38,203	(1)%

Net Policyholder Reserves
VUL/UL	$15,984	$13,814	16%	$15,475	3%
Term and whole life	182	175	4%	174	5%
Disability insurance	503	500	1%	505	—%
Other insurance	513	542	(5)%	524	(2)%
Total net policyholder reserves	$17,182	$15,031	14%	$16,678	3%

DAC Ending Balances
Variable Annuities DAC	$1,684	$1,713	(2)%	$1,692	—%
Life and Health DAC	$955	$963	(1)%	$956	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(4)	17	NM	(9)	56%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	1	2	(50)%	3	(67)%
Total revenues	(3)	19	NM	(6)	50%
Banking and deposit interest expense	7	6	(17)%	7	—%
Adjusted operating total net revenues	(10)	13	NM	(13)	23%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	30	27	(11)%	24	(25)%
General and administrative expense	105	60	(75)%	86	(22)%
Adjusted operating expenses	135	87	(55)%	110	(23)%
Pretax adjusted operating earnings (loss)	$(145)	$(74)	(96)%	$(123)	(18)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	49	46	7%	48	2%
Premiums, policy and contract charges	24	25	(4)%	22	9%
Other revenues	—	—	—%	—	—%
Total revenues	73	71	3%	70	4%
Banking and deposit interest expense	1	—	—%	—	—%
Adjusted operating total net revenues	72	71	1%	70	3%

Expenses
Distribution expenses	(4)	(3)	33%	(2)	NM
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	56	58	3%	56	—%
Remeasurement (gains) losses of future policy benefit reserves	3	(2)	NM	(3)	NM
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	1	NM	1	NM
General and administrative expense	6	7	14%	6	—%
Adjusted operating expenses	63	61	(3)%	58	(9)%
Pretax adjusted operating earnings (loss)	$9	$10	(10)%	$12	(25)%

Long Term Care Policyholder Reserves, net of reinsurance	$2,702	$2,456	10%	$2,557	6%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	1	NM	—	—%
Net investment income	8	8	—%	8	—%
Premiums, policy and contract charges	—	—	—%	1	NM
Other revenues	44	50	(12)%	45	(2)%
Total revenues	52	59	(12)%	54	(4)%
Banking and deposit interest expense	(1)	—	—%	—	—%
Adjusted operating total net revenues	53	59	(10)%	54	(2)%

Expenses
Distribution expenses	1	—	—%	—	—%
Interest credited to fixed accounts	55	59	7%	54	(2)%
Benefits, claims, losses and settlement expenses	—	1	NM	1	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	4	NM	3	NM
Interest and debt expense	—	—	—%	1	NM
General and administrative expense	4	3	(33)%	3	(33)%
Adjusted operating expenses	60	67	10%	62	3%
Pretax adjusted operating earnings (loss)	$(7)	$(8)	13%	$(8)	13%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2024	3 Qtr 2023	% Better/ (Worse)	2 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$(40)	$(38)	(5)%	$(41)	2%
Distribution fees	(305)	(283)	(8)%	(303)	(1)%
Net investment income	(21)	(14)	(50)%	(15)	(40)%
Premiums, policy and contract charges	(9)	(8)	(13)%	(8)	(13)%
Other revenues	1	—	—%	—	—%
Total revenues	(374)	(343)	(9)%	(367)	(2)%
Banking and deposit interest expense	(7)	(6)	17%	(7)	—%
Adjusted operating total net revenues	(367)	(337)	(9)%	(360)	(2)%

Expenses
Distribution expenses	(327)	(304)	8%	(324)	1%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(5)	(4)	25%	(5)	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(14)	(9)	56%	(9)	56%
General and administrative expense	(21)	(20)	5%	(22)	(5)%
Adjusted operating expenses	(367)	(337)	9%	(360)	2%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	September 30, 2024	September 30, 2023	June 30, 2024

Long-term Debt Summary
Senior notes	$3,400	$3,550	$3,400
Finance lease liabilities	11	22	15
Other (1)	(17)	(15)	(19)
Total Ameriprise Financial long-term debt	3,394	3,557	3,396
Non-recourse debt of consolidated investment entities	2,271	2,222	2,386
Total long-term debt	$5,665	$5,779	$5,782

Total Ameriprise Financial long-term debt	$3,394	$3,557	$3,396
Finance lease liabilities	(11)	(22)	(15)
Other (1)	17	15	19
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,400	$3,550	$3,400

Total equity (2)	$5,715	$3,825	$4,993
Equity of consolidated investment entities	(1)	(10)	(1)
Total equity excluding CIEs	$5,714	$3,815	$4,992

Total Ameriprise Financial capital	$9,109	$7,382	$8,389
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$9,114	$7,365	$8,392

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	37.3%	48.2%	40.5%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	37.3%	48.2%	40.5%

Available Capital for Capital Adequacy	$5,523	$5,247	$5,245

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	September 30, 2024	December 31, 2023

Assets
Cash and cash equivalents	$10,575	$7,477
Cash of consolidated investment entities	124	87
Investments	56,703	55,489
Investments of consolidated investment entities	2,243	2,099
Market risk benefits	1,809	1,427
Separate account assets	81,409	77,457
Receivables	14,768	15,078
Receivables of consolidated investment entities	18	28
Deferred acquisition costs	2,686	2,713
Restricted and segregated cash and investments	1,261	1,635
Other assets	14,372	11,700
Other assets of consolidated investment entities	1	1
Total Assets	$185,969	$175,191

Liabilities
Policyholder account balances, future policy benefits and claims	$41,332	$37,545
Market risk benefits	1,579	1,762
Separate account liabilities	81,409	77,457
Customer deposits	36,332	37,321
Short-term borrowings	201	201
Long-term debt	3,394	3,399
Debt of consolidated investment entities	2,271	2,155
Accounts payable and accrued expenses	2,581	2,603
Other liabilities	11,072	7,974
Other liabilities of consolidated investment entities	83	45
Total Liabilities	180,254	170,462

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,050	9,824
Retained earnings	23,791	21,905
Treasury stock	(27,028)	(25,237)
Accumulated other comprehensive income, net of tax	(1,101)	(1,766)
Total Equity	5,715	4,729
Total Liabilities and Equity	$185,969	$175,191

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,523	$5,418

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended September 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
Net income	$511	$872	(41)%	$5.00	$8.14	(39)%
Adjustments:
Net realized investment gains (losses) (1)	(6)	(38)		(0.06)	(0.35)
Market impact on non-traditional long-duration products (1)	(402)	211		(3.93)	1.96
Mean reversion-related impacts (1)	1	—		0.01	—
Integration/restructuring charges (1)	—	(12)		—	(0.11)
Net income (loss) attributable to consolidated investment entities	5	—		0.05	—
Tax effect of adjustments (2)	85	(34)		0.83	(0.32)
Adjusted operating earnings	$828	$745	11%	$8.10	$6.96	16%
Pretax impact of annual unlocking	(94)	(99)		(0.92)	(0.92)
Tax effect of annual unlocking (2)	20	21		0.19	0.20
Adjusted operating earnings excluding unlocking	$902	$823	10%	$8.83	$7.68	15%
Pretax impact of severance expense	(24)	(7)		(0.24)	(0.07)
Tax effect of severance expense	5	1		0.05	0.01
Adjusted operating earnings excluding unlocking and severance expense	$921	$829	11%	$9.02	$7.74	17%

Weighted average common shares outstanding:
Basic	100.4	104.9
Diluted	102.2	107.1
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date September 30,		% Better/ (Worse)	Per Diluted Share Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2024	2023		2024	2023
Net income	$2,330	$2,179	7%	$22.53	$20.08	12%
Adjustments:
Net realized investment gains (losses) (1)	(9)	(32)		(0.09)	(0.29)
Market impact on non-traditional long-duration products (1)	(322)	(137)		(3.11)	(1.27)
Mean reversion-related impacts (1)	1	—		0.01	—
Integration/restructuring charges (1)	—	(47)		—	(0.43)
Net income (loss) attributable to consolidated investment entities	3	—		0.03	—
Tax effect of adjustments (2)	69	45		0.66	0.41
Adjusted operating earnings	$2,588	$2,350	10%	$25.03	$21.66	16%
Pretax impact of annual unlocking	(94)	(99)		(0.91)	(0.91)
Tax effect of annual unlocking (2)	20	21		0.20	0.19
Adjusted operating earnings excluding unlocking	$2,662	$2,428	10%	$25.74	$22.38	15%
Pretax impact of severance expense	(54)	(7)		(0.52)	(0.06)
Tax effect of severance expense (2)	11	1		0.11	0.01
Adjusted operating earnings excluding unlocking and severance expense	$2,705	$2,434	11%	$26.15	$22.43	17%

Weighted average common shares outstanding:
Basic	101.6	106.4
Diluted	103.4	108.5
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended September 30,
(in millions, unaudited)	2024	2023
Total net revenues	$4,397	$3,925
Adjustments:
Net realized investment gains (losses)	(6)	(38)
Market impact on non-traditional long-duration products	5	3
CIEs revenue	53	45
Adjusted operating total net revenues	$4,345	$3,915
Annual unlocking	(5)	1
Adjusted operating total net revenues excluding unlocking	$4,350	$3,914

Total expenses	$3,752	$2,808
Adjustments:
CIEs expenses	47	45
Integration/restructuring charges	—	12
Market impact on non-traditional long-duration products	407	(208)
Mean reversion-related impacts	(1)	—
Adjusted operating expenses	$3,299	$2,959
Annual unlocking	89	100
Adjusted operating total net expenses excluding unlocking	$3,210	$2,859
Severance expense	24	7
Adjusted operating total net expenses excluding unlocking and severance expense	$3,186	$2,852

Pretax income	$645	$1,117
Pretax adjusted operating earnings	$1,046	$956
Pretax adjusted operating earnings excluding unlocking and severance expense	$1,164	$1,062

Pretax income margin	14.7%	28.5%
Pretax adjusted operating margin	24.1%	24.4%
Pretax adjusted operating margin excluding unlocking and severance expense	26.8%	27.1%

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	September 30, 2024	September 30, 2023	June 30, 2024
Ameriprise Financial GAAP Equity	$5,715	$3,825	$4,993
Less: AOCI	(1,101)	(2,840)	(1,993)
Ameriprise Financial GAAP Equity, excl AOCI	6,816	6,665	6,986
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	1,658	2,084	2,012
Add: RiverSource Life Insurance Co. statutory total adjusted capital	2,721	2,842	2,598
Less: Goodwill and intangibles	2,626	2,487	2,595
Add: Other adjustments	270	311	268
Available Capital for Capital Adequacy	$5,523	$5,247	$5,245

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,117	$956
Income tax provision	$245	$211

Effective tax rate	21.8%	22.1%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$645	$1,046
Income tax provision	$134	$218

Effective tax rate	20.7%	20.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date September 30, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$2,915	$3,241
Income tax provision	$585	$653

Effective tax rate	20.0%	20.1%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management General and Administrative Expense
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2024	2023
AWM general and administrative expense	$419	$419	—%
Less: Regulatory accrual	—	20
AWM general and administrative expense excluding accrual for regulatory matter	$419	$399	(5)%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended September 30,
(in millions, unaudited)	2024	2023
Net income	$2,707	$2,828
Less: Adjustments (1)	(642)	(254)
Adjusted operating earnings	3,349	3,082
Less: Annual unlocking (2)	(74)	(78)
Adjusted operating earnings excluding unlocking	$3,423	$3,160

Total Ameriprise Financial, Inc. shareholders’ equity	$4,828	$3,894
Less: Accumulated other comprehensive income, net of tax	(1,926)	(2,477)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,754	6,371
Less: Equity impacts attributable to the consolidated investment entities	(3)	(3)
Adjusted operating equity	$6,757	$6,374

Return on equity excluding AOCI	40.1%	44.4%
Adjusted operating return on equity excluding AOCI (3)	49.6%	48.4%
Adjusted operating return on equity excluding AOCI and unlocking (3)	50.7%	49.6%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.